SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2004

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10 West 35th Street	1750 Tysons Boulevard
Chicago, IL 60616	Suite 1300
(312) 567-4000	McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)

Item 2. Acquisition or Disposition of Assets

On February 13, 2004, Alion Science and Technology Corporation (the “Company”) announced that it had acquired 100% of the issued and outstanding stock of Identix Public Sector, Inc. (“IPS”). IPS, formerly ANADAC, was a wholly-owned subsidiary of Identix Incorporated. The purchase price was $8 million in cash, the assumption of IPS accounts payable due Identix Incorporated and a $0.5 million earnout. The Company funded the acquisition with proceeds from its existing credit facility with LaSalle Bank. The purchase price was determined based on arm’s length negotiations among the parties.

Founded in 1980, IPS is based in Fairfax, VA and provides program and acquisition management, integrated logistics support, and foreign military support primarily to U.S. Navy customers. This acquisition will enable the Company to expand its program management support within the U.S. Navy, in addition to creating a new core competency in facilities engineering management.

The summary of the transaction described above is qualified by reference to the Stock Purchase Agreement by and among Identix Public Sector, Inc., Identix Incorporated and Alion Science and Technology Corporation dated February 13, 2004, which is attached as an exhibit hereto and is incorporated by reference herein.

Item 5. Other Events and Required FD Disclosure.

On February 13, 2004, the Company issued a press release announcing the acquisition of Identix Public Sector, Inc. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 75 days after February 13, 2004.

(b) Pro Forma Financial Information

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 75 days after February 13, 2004.

(c) Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement by and among IPS, Identix Incorporated and the Company dated February 13, 2004.
99.1	Press release of the Company dated February 13, 2004 announcing the acquisition of IPS.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2004

ALION SCIENCE AND TECHNOLOGY CORPORATION

By: /s/ Manik K. Rath
Name: Manik K. Rath
Title: Vice President and
Associate General Counsel

Exhibit Index

Exhibit Number	Description

2.1	Stock Purchase Agreement by and among IPS, Identix Incorporated and the Company dated February 13, 2004.
99.1	Press release of the Company dated February 13, 2004 announcing the acquisition of IPS.